Exhibit 3.21(b)

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF CORRECTION

TYPE OR PRINT CLEARLY IN BLACK INK.

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.      The name of the corporation is South Carolina Electric & Gas Company

2.      That on May 22, 2001 the corporation filed (fill out whichever is applicable):

a.      ☒   The following described document:

                           Articles of Amendment

b.     ☐      The attached document (attach copy of the document).

3.      That this document was incorrect in the following manner:

In item 3(d), the total number of shares which the corporation had the authority to issue after giving effect to the cancellation and the number of authorized shares of

Serial Preferred Stock ($100 par value) (1 vote) were each overstated by 1,000,000.

4.      That the incorrect matters stated in Paragraph 3 should be revised as follows:

Item 3(d) should be revised to read as set forth on Exhibit A attached hereto.

Date: February 16, 2004                                    South Carolina Electric & Gas Company
    Name of Corporation

s/Lynn M. Williams
     Signature

Lynn M. Williams, Secretary
    Type or Print Name and Office

Exhibit A

(d)	The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,428,896, itemized as follows:

Class	Series	No. of Shares

Cumulative Preferred Stock ($50 par value)	5%	125,209
Cumulative Preferred Stock ($50 par value)	4.60%	0
Cumulative Preferred Stock ($50 par value)	4.50%	9,600
Cumulative Preferred Stock ($50 par value)	4.60% (Series A)	16,052
Cumulative Preferred Stock ($50 par value)	5.125%	67,000
Cumulative Preferred Stock ($50 par value)	4.60% (Series B)	54,400
Cumulative Preferred Stock ($50 par value)	6%	66,635
Cumulative Preferred Stock ($50 par value)	9.40%	0
Cumulative Preferred Stock ($100 par value)	8.12%	0
Cumulative Preferred Stock ($100 par value)	7.70%	0
Cumulative Preferred Stock ($100 par value)	8.40%	0
Cumulative Preferred Stock ($50 par value)	8.72%	0
Cumulative Preferred Stock ($100 par value)	6.52%	1,000,000

Serial Preferred Stock ($50 par value) (1 vote)	----	640,000
Serial Preferred Stock ($100 par value) (1 vote)	----	750,000
Serial Preferred Stock ($25 par value) (1/4 vote)	----	2,000,000
Serial Preferred Stock ($50 par value) (1/2 vote)	----	700,000
Common Stock ($4.50 par value)	----	50,000,000
	----	55,428,896